Exhibit 99.2

Supplemental Financial Report for the

Quarter Ended September 30, 2026

©2026 Greystone & Co. II LLC. All rights reserved. References to the term “Greystone,” refer to Greystone & Co. II LLC and/or its affiliated companies, as applicable.

Supplemental Financial Report for the Quarter Ended September 30, 2026

Partnership Financial Information

TABLE OF CONTENTS

Letter from the CEO	3
Quarterly Fact Sheet	5
Financial Performance Information	6
Appendices	18
Important Disclosure Notices	22
Other Partnership Information	23

© 2026 Greystone & Co. II LLC	2

Supplemental Financial Report for the Quarter Ended September 30, 2026

Letter from the CEO

I am pleased to report Greystone Housing Impact Investors LP’s operating results for the third quarter of 2026. We reported the following financial results as of and for the three months ended September 30, 2026:

•
Net income of $3.2 million or $0.09 per Beneficial Unit Certificate (“BUC”), basic and diluted
•
Cash Available for Distribution (“CAD”) of $3.8 million or $0.17 per BUC
•
Total assets of $1.35 billion
•
Total Mortgage Revenue Bond (“MRB”) and Governmental Issuer Loan (“GIL”) investments of $898.4 million

We reported the following notable transactions during the third quarter of 2026:

•
Advances and acquisitions on MRB, taxable MRB, GIL, and property loan investments totaled approximately $39.2 million.
•
Paydown of property loan investment totaled approximately $14.0 million.
•
Sales of GIL and property loan investments to Construction Lending JV totaled approximately $26.2 million
•
Contributions to market-rate joint venture equity investments totaled approximately $5.2 million.
•
Gross proceeds from the sale of Vantage at Loveland totaled approximately $23.6 million, consisting of the return of its remaining $21.1 million in contributed equity and $2.5 million of preferred return income.

Other highlights of our investment portfolio include the following:

•
The borrowers of our MRBs and GILs were current on contractual debt service obligations as of September 30, 2026, except for five MRBs associated with a single borrower. As of the date of this filing, debt service payments have been received for four of the five MRBs. Management is in ongoing discussions with the borrower regarding the delayed payments and continues to monitor the situation closely.
•
The Partnership continues to execute its hedging strategy, primarily through interest rate swaps, to reduce the impact of changing market interest rates with net receipts totaling approximately $280,000 for the three months ended September 30, 2026.
•
Seven current market-rate joint venture equity investment properties and one seniors housing joint venture equity investment property have completed construction and one seniors housing joint venture equity investment property has commenced construction. Two market-rate joint venture equity investment properties are in the planning phase and have not commenced construction.

© 2026 Greystone & Co. II LLC	3

Supplemental Financial Report for the Quarter Ended September 30, 2026

We continue to pursue our strategy to reduce the capital allocated to joint venture equity investments in market rate multifamily properties. We and the respective property managing members will manage the remaining portfolio of market rate multifamily investments to maximize sales prices and returns to the extent possible, with return of capital from the sale of these investments to be redeployed into primarily new tax-exempt mortgage revenue bond investments.

We believe this change in investment strategy will provide many benefits to unitholders, including more stable investment earnings, an increase in the proportion of tax-advantage income allocated to unitholders in the long-term, and more capital allocated to a proven investment class that is core to our operations and leverages the strong relationships and knowledge base of Greystone’s other lending platforms.

The Partnership’s near-term results of operations will be impacted by the pace of sales of market rate multifamily investments and our ability to redeploy capital into new tax-exempt mortgage revenue bond investments. We and the Board of Managers will continue assessing the potential impacts on the Partnership’s short-term and long-term earnings expectations and future unitholder distributions, with a focus on the long-term benefit to unitholders and the Partnership.

Thank you for your continued support of Greystone Housing Impact Investors LP!

Kenneth C. Rogozinski

Chief Executive Officer

© 2026 Greystone & Co. II LLC	4

Supplemental Financial Report for the Quarter Ended September 30, 2026

Third Quarter 2026 Fact Sheet

PARTNERSHIP DETAILS

Greystone Housing Impact Investors LP was formed for the purpose of acquiring a portfolio of MRBs that are issued to provide construction and/or permanent financing of affordable multifamily residential and commercial properties. The Partnership has also invested in GILs, which, similar to MRBs, provide financing for affordable multifamily properties. We expect and believe the interest paid on the MRBs and GILs to be excludable from gross income for federal income tax purposes. In addition, we have invested in equity interests in multifamily, market rate properties throughout the U.S. We also own interests in multifamily properties ("MF Properties") until the highest and best use can be determined. We continue to pursue a business strategy of acquiring additional MRBs and GILs on a leveraged basis, and other investments.

(As of September 30, 2026)

Symbol (NYSE)		GHI
BUC Price		$$5.70
BUCs Outstanding (including Restricted Units)		23,493,038
Market Capitalization		$$133,910,317
52-week BUC price range	$4.71 to $10.53

Partnership Financial Information for Q3 2026 ($’s in 000’s, except per BUC amounts)
	9/30/2026	12/31/2025

Total Assets	$1,345,282	$1,502,887
Leverage Ratio (1)	74%	75%

	Q3 2026	YTD 2026

Total Revenues	$21,953	$64,924
Net Income (loss)	$3,185	$2,989
Cash Available for Distribution (“CAD”) (2)	$3,844	$9,329

(1)
Our overall leverage ratio is calculated as total outstanding debt divided by total assets using cost adjusted for paydowns and allowances for MRBs, GILs, property loans, taxable MRBs and taxable GILs, and initial cost for deferred financing costs and real estate assets.
(2)
Management utilizes a calculation of Cash Available for Distribution (“CAD”) to assess the Partnership’s operating performance. This is a non-GAAP financial measure. See the Important Disclosure Notices in the Appendices for important information regarding non-GAAP measures. A reconciliation of our GAAP net income (loss) to CAD is provided on page 20 of this report.

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Supplemental Financial Report for the Quarter Ended September 30, 2026

Operating Results Summary

(Dollar amounts in thousands, except per BUC information)

	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Total revenues	$21,109	$17,154	$21,785	$21,185	$21,953
Total expenses	(18,329)	(14,557)	(17,751)	(19,590)	(15,228)
Gain on sale of real estate assets	-	3,017	-	-	-
Gain on deed in lieu of foreclosures	-	-	2,219	23	-
Gain on sale of investments in unconsolidated entities	-	(15)	-	17	-
Earnings (losses) from investments in unconsolidated entities	(1,931)	(7,377)	(4,930)	(3,161)	(3,542)
Income tax (expense) benefit	2	(835)	3	3	2
Net income (loss)	$851	$(2,613)	$1,326	$(1,523)	$3,185

Per BUC operating metrics:
Net income (loss)	$(0.01)	$(0.17)	$0.01	$(0.11)	$0.09
Cash available for distribution	$0.18	$0.12	$0.13	$0.10	$0.17

Per BUC distribution information:
Cash distributions declared	$0.30	$0.25	$0.14	$0.14	$0.14

Weighted average BUCs outstanding	23,171,226	23,204,406	23,266,619	23,266,619	23,266,619
BUCs outstanding, end of period	23,171,226	23,266,619	23,266,619	23,266,619	23,266,619

© 2026 Greystone & Co. II LLC	6

Supplemental Financial Report for the Quarter Ended September 30, 2026

Asset Profile

(Dollar amounts in thousands)

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Supplemental Financial Report for the Quarter Ended September 30, 2026

Mortgage Investments to Total Assets Profile

(Dollar amounts in thousands)

$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
82%
82%
75%(1)
71%
71%
9/30/2025
12/31/2025
3/31/2026
6/30/2026
9/30/2026
Mortgage Investment Assets
Non-Mortgage Investment Assets

(1)
The decline as of March 31, 2026 is due to the acquisition of four former MRB properties via deed in lieu of foreclosure in Q1 2026 that are now reported as MF Properties.

Note: Mortgage Investments include the Partnership’s Mortgage Revenue Bonds, Governmental Issuer Loans, Taxable Mortgage Revenue

Bonds, Taxable Governmental Issuer Loans, and Property Loans that share a first mortgage with the Governmental Issuer Loans.

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Supplemental Financial Report for the Quarter Ended September 30, 2026

Debt and Equity Profile

(Dollar amounts in thousands)

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Supplemental Financial Report for the Quarter Ended September 30, 2026

Debt Financing

(Dollar amounts in thousands)

$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
44%
3%
32%
21%
45%
2%
32%
21%
38%
3%
35%
24%
42%
3%
40%
15%
42% (1)
3% (2)
41%
14% (3)
9/30/2025
12/31/2025
3/31/2026
6/30/2026
9/30/2026
Fixed Asset - Variable Debt
Fixed Asset - Fixed Debt
Variable Asset - Variable Debt
Fixed Asset - Variable Debt (Hedged)

(1)
The variable-rate debt financing is hedged through our interest rate swap agreements. Though the variable rate indices may differ, these interest rate swaps have effectively synthetically fixed the interest rate of the related debt financing.
(2)
The securitized assets and related debt financings each have variable interest rates. Though the variable rate indices may differ, the Partnership is largely hedged against rising interest rates.
(3)
Approximately one-third of this amount relates to investment assets with maturity dates of December 2026, so long-term interest rate risk is minimal.

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Supplemental Financial Report for the Quarter Ended September 30, 2026

Debt Investments Activity (1)

(Dollar amounts in thousands)

$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$27,552
2%
23%
75%
$39,249
1%
77%
22%
$8,458
1%
1%
98%
$42,838
1%
6%
18%
75%
$40,425
3%
17%
35%
45%
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
MRB investment
GIL investment
Property loan investment
Construction Lending JV

Quarterly Activity	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Investment Purchases	$27,552	$39,249	$8,458	$42,838	$40,425
Sales and Redemptions	(30,757)	(13,865)	(4,650)	(155,457)	(42,053)
Net Investment Activity	(3,205)	25,384	3,808	(112,619)	(1,628)
Net Debt (Proceeds) Repayment	9,454	(23,799)	(1,369)	95,561	5,180
Net Capital Deployed	$6,249	$1,585	$2,439	$(17,058)	$3,552
(1)
The reported amounts include investment activity related to the Construction Lending JV and MF Properties acquired via deed in lieu of foreclosure of previous MRB investments.

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Supplemental Financial Report for the Quarter Ended September 30, 2026

Market-Rate JV Equity Investments Activity

(Dollar amounts in thousands)

$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
$(15,000)
$(20,000)
$(25,000)
$331
$3,132
$12,555
$4,221
$(17,118)
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q2 2026
Equity contribution
Return of equity

Quarterly Activity	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
JV Equity Contributions	$331	$7,577	$12,555	$4,221	$3,981
Return of JV Equity Contributions	-	(4,445)	-	-	(21,099)
Net Investment Activity	331	3,132	12,555	4,221	(17,118)
Net Debt (Proceeds) Repayment	2,500	(9,500)	-	-	-
Net Capital Deployed	$2,831	$(6,368)	$12,555	$4,221	$(17,118)

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Supplemental Financial Report for the Quarter Ended September 30, 2026

Net Book Value Waterfall

Note: Per unit data derived from weighted average BUCs outstanding during the period, except for the Net Book Values, which are based on shares outstanding on the stated date, including unvested restricted units. Numbers may not sum due to rounding.

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Supplemental Financial Report for the Quarter Ended September 30, 2026

Interest Rate Sensitivity Analysis

The interest rate sensitivity table below represents the change in interest income from investments, net of interest on debt and settlement payments for interest rate derivatives over the next twelve months, assuming an immediate parallel shift in the SOFR yield curve and the resulting implied forward rates are realized as a component of this shift in the curve and assuming management does not adjust its strategy in response. The amounts in the table below do not consider any potential unrealized gains or losses from derivatives in determining the net interest income impact.

Description	- 100 basis points	- 50 basis points	+ 50 basis points	+ 100 basis points	+ 200 basis points
TOB Debt Financings	$2,182,694	$1,091,347	$(1,091,347)	$(2,182,694)	$(4,365,388)
Other Financings & Derivatives	(616,271)	(308,136)	308,136	616,271	1,232,542
Variable Rate Investments	(505,700)	(252,850)	252,850	505,700	1,011,400
Net Interest Income Impact	$1,060,723	$530,361	$(530,361)	$(1,060,723)	$(2,121,446)

Per BUC Impact (1)	$0.046	$0.023	$(0.023)	$(0.046)	$(0.091)
(1)
The net interest income impact per BUC calculated based on 23,266,619 BUCs outstanding as of September 30, 2026.

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Supplemental Financial Report for the Quarter Ended September 30, 2026

Total Revenue & Gain on Sale Trends

(Dollar amounts in thousands)

$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Total Revenue
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Total Assets
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
Investment income
Property revenues
Other interest income
Other income
Gain on sale of real estate assets
Gain on deed in lieu of foreclosures
Gain on sale of investments in unconsolidated entities
Total Assets

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Supplemental Financial Report for the Quarter Ended September 30, 2026

Operating Expense Trends

(Dollar amounts in thousands)

Total Expenses
$21,000
$18,000
$15,000
$12,000
$9,000
$6,000
$3,000
$0
Total Assets
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
Salaries and benefits
General and administrative
Interest expense and net result of derivative transactions(1)
Depreciation and Amortization
AFCA2 administrative fees
Asset-specific credit loss allowance
Total Assets

1.
This Item includes unrealized gains and losses on the Partnership's interest rate derivative instruments that are non-cash income (expense) in the period reported. For Q3 2026, non-cash unrealized gains on derivatives totaled approximately $4.0 million.

Since October 1, 2024, the sum of “Salaries and benefits” and “General and administrative” expenses as a percentage of Total Assets has averaged approximately 0.23% per quarter.

© 2026 Greystone & Co. II LLC	16

Supplemental Financial Report for the Quarter Ended September 30, 2026

Tax Income Information Related to Beneficial Unit Certificates

(Dollar amounts in millions)

The following table summarizes tax-exempt and taxable income as percentages of total income allocated to the Partnership’s BUCs on Schedule K-1 for tax years 2023 to 2025. This disclosure relates only to income allocated to the Partnership’s BUCs and does not consider an individual unitholder’s basis in the BUCs or potential return of capital as such matters are dependent on the individual unitholders’ specific tax circumstances. The disclosure also assumes that the individual unitholder can utilize all allocated losses and deductions, even though such items may be limited depending on the unitholder’s specific tax circumstances. Such amounts are for all BUC holders in the aggregate during the year. Income is allocated to individual investors monthly and amounts allocated to individual investors may differ from these percentages due to, including, but not limited to, BUC purchases and sales activity and the timing of significant transactions during the year.

	2025(1)		2024(1)		2023
	Total	Percent	Total	Percent	Total	Percent
Tax-exempt income	$14.7	n/a	$16.8	n/a	$15.4	40%
Taxable income	(9.1)	n/a	(21.4)	n/a	23.4	60%
	$5.6	n/a	$(4.6)	n/a	$38.8	100%
(1)
The Partnership generated a net taxable loss for BUC holders for tax years 2025 and 2024 due to the allocation of net rental real estate losses on the Partnership’s JV Equity Investments that exceeded JV Equity property gains on sale during the year.

Unrelated Business Taxable Income

Certain allocations of income and losses may be considered Unrelated Business Taxable Income (“UBTI”) for certain tax-exempt unitholders. UBTI-related items are reported in Box 20V and in the footnotes to each BUC holder’s Schedule K-1. The rules around UBTI are complex, so please consult your tax advisor.

© 2026 Greystone & Co. II LLC	17

Supplemental Financial Report for the Quarter Ended September 30, 2026

Appendices

© 2026 Greystone & Co. II LLC	18

Supplemental Financial Report for the Quarter Ended September 30, 2026

Operating Results Detail

(Dollar amounts in thousands, except per BUC information)

	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Revenues:
Investment income	$17,733	$12,583	$16,439	$14,711	$16,929
Other interest income	3,106	3,732	3,123	3,216	3,062
Property revenues	-	-	1,449	2,079	1,951
Other income	270	839	774	1,179	11
Total revenues	21,109	17,154	21,785	21,185	21,953

Expenses:
Real estate operating (exclusive of items shown below)	-	-	828	1,343	1,218
Provision for credit losses	534	392	(2,078)	(373)	(174)
Depreciation and amortization	1	1	2,746	3,272	2,105
Interest expense	13,077	9,916	13,168	13,387	12,812
Net result from derivative transactions	(100)	(669)	(1,564)	(2,081)	(4,280)
General and administrative	4,817	4,917	4,651	4,042	3,547
Total expenses	18,329	14,557	17,751	19,590	15,228

Other Income:
Gain on sale of real estate assets	-	3,017	-	-	-
Gain on deed in lieu of foreclosures	-	-	2,219	23	-
Gain on sale of investments in unconsolidated entities	-	(15)	-	17	-
Earnings (losses) from investments in unconsolidated entities	(1,931)	(7,377)	(4,930)	(3,161)	(3,542)
Income (loss) before income taxes	849	(1,778)	1,323	(1,526)	3,183
Income tax expense (benefit)	(2)	835	(3)	(3)	(2)
Net income (loss)	851	(2,613)	1,326	(1,523)	3,185
Redeemable preferred unit distributions and accretion	(1,030)	(1,096)	(1,102)	(1,101)	(1,102)
Net income (loss) available to partners	$(179)	$(3,709)	$224	$(2,624)	$2,083

Net income (loss) available to partners allocated to:
General partner	$(2)	$147	$2	$(22)	$21
Limited partners - BUCs	(305)	(3,954)	181	(2,644)	2,031
Limited partners - Restricted units	128	98	41	42	31
Net income (loss) available to partners	$(179)	$(3,709)	$224	$(2,624)	$2,083

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Supplemental Financial Report for the Quarter Ended September 30, 2026

Cash Available for Distribution (1)

(Dollar amounts in thousands, except per BUC information)

	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Net income (loss)	$851	$(2,613)	$1,326	$(1,523)	$3,185
Unrealized (gains) losses on derivatives, net	714	(130)	(1,543)	(1,866)	(4,000)
Depreciation expense	1	1	2,746	3,273	2,105
Provision for credit losses	534	392	(2,078)	(373)	(174)
Reversal of gain on deed in lieu of foreclosures	-	-	(2,219)	(23)	-
Reversal of gain on sale of real estate assets	-	(3,017)	-	-	-
Amortization of deferred financing costs	345	347	489	431	437
Restricted unit compensation expense	748	631	394	398	(167)
Deferred income taxes	(1)	814	1	(1)	(1)
Redeemable Preferred Unit distributions and accretion	(1,030)	(1,096)	(1,102)	(1,102)	(1,102)
Tier 2 Income allocable to the General Partner	-	4	-	(4)	-
Recovery of prior credit loss	(11)	(11)	(11)	(12)	(12)
Bond premium, discount and amortization, net of cash received	56	56	99	56	32
(Earnings) losses from investments in unconsolidated entities	1,932	7,375	4,948	3,181	3,541
Total Cash Available for Distribution	$4,139	$2,753	$3,050	$2,435	$3,844

Weighted average number of BUCs outstanding, basic	23,171,226	23,204,406	23,266,619	23,266,619	23,266,619
Net income (loss) per BUC, basic	$(0.01)	$(0.17)	$0.01	$(0.11)	$0.09
Total CAD per BUC, basic	$0.18	$0.12	$0.13	$0.10	$0.17
Cash Distributions declared, per BUC	$0.30	$0.25	$0.14	$0.14	$0.14

		Trailing five quarter totals:
		Net income (loss) per BUC, basic			$(0.20)
		Total CAD per BUC, basic			$0.70
		Cash Distributions declared, per BUC			$0.97
(1)
See the Important Disclosure Notices in the Appendices for important information regarding non-GAAP measures.

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Supplemental Financial Report for the Quarter Ended September 30, 2026

Balance Sheet Summary

(Dollar amounts in thousands, except per BUC information)

	12/31/2024	12/31/2025	3/31/2026	6/30/2026	9/30/2026
Assets:
Cash	$14,703	$39,502	$20,628	$30,913	$32,395
Restricted cash	16,603	15,384	11,781	10,595	22,019
Interest receivable	7,446	7,277	7,024	6,530	7,020
Mortgage revenue bonds, at fair value	1,026,484	1,007,904	889,693	890,981	867,407
Governmental issuer loans, net	225,164	138,149	138,194	36,500	31,000
Property loans, net	55,135	50,122	50,142	52,465	39,020
Investments in unconsolidated entities	179,410	146,300	154,347	156,347	137,546
Real estate assets, net	4,906	3,623	111,574	110,976	110,219
Other assets	49,849	94,627	103,600	91,330	98,656
Total assets	$1,579,700	$1,502,888	$1,486,983	$1,386,637	$1,345,282

Liabilities
Accounts payable, accrued expenses and other liabilities	$23,481	$21,134	$18,185	$15,429	$16,073
Distribution payable	8,997	5,947	3,332	3,336	3,322
Secured lines of credit	68,852	80,850	89,950	95,800	113,920
Debt financing, net	1,093,273	1,015,095	923,705	822,458	799,386
Mortgages payable, net	1,664	232	83,284	83,419	83,555
Total liabilities	1,196,267	1,123,258	1,118,456	1,020,442	1,016,256

Redeemable preferred units	77,406	102,411	102,417	102,423	102,430
Partners' capital	306,027	277,219	266,110	263,772	226,596
Total liabilities and partners' capital	$1,579,700	$1,502,888	$1,486,983	$1,386,637	$1,345,282

Net book value per BUC(1)	$13.15	$11.77	$11.30	$11.20	$9.67
(1)
Based on total BUCs and unvested restricted unit awards outstanding as of each date presented.

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Supplemental Financial Report for the Quarter Ended September 30, 2026

Important Disclosure Notices

Forward-Looking Statements

All statements in this document other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. When used, statements which are not historical in nature, including those containing words such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We have based forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. This document may also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties contained in this supplement and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the headings “Item 1A Risk Factors” in our 2025 Annual Report on Form 10-K for the year ended December 31, 2025. These forward-looking statements are subject to various risks and uncertainties and Greystone Housing Impact Investors LP (the “Partnership”) expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Most, but not all, of the selected financial information furnished herein is derived from the Greystone Housing Impact Investors LP’s consolidated financial statements and related notes prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) and management’s discussion and analysis of financial condition and results of operations included in the Partnership’s reports on Forms 10-K and 10-Q. The Partnership’s annual consolidated financial statements were subject to an independent audit dated March 16, 2026.

Disclosure Regarding Non-GAAP Measures

This document refers to certain financial measures that are identified as non-GAAP. We believe these non-GAAP measures are helpful to investors because they are the key information used by management to analyze our operations. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures.

Please see the consolidated financial statements we filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. Our GAAP consolidated financial statements can be located upon searching for the Partnership’s filings at www.sec.gov.

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Supplemental Financial Report for the Quarter Ended September 30, 2026

Other Partnership Information

Corporate Office:		Transfer Agent:
14301 FNB Parkway		Equiniti Trust Company, LLC
Suite 211		28 Liberty Street, Floor 53
Omaha, NE 68154		New York, NY 10005
Phone:	402-952-1235	HelpAST@equiniti.com
Investor & K-1 Services:	855-428-2951	Phone: 718-921-8124
Web Site:	www.ghiinvestors.com	800-937-5449
K-1 Services Email:	ghiK1s@greyco.com
Ticker Symbol (NYSE):	GHI

Corporate Counsel:		Independent Accountants:
Barnes & Thornburg LLP		Grant Thornton
11 S. Meridian Street		2001 Market Street Suite 800
Indianapolis, IN 46204		Philadelphia, PA 19103

Board of Managers of Greystone AF Manager LLC:
(acting as the directors of Greystone Housing Impact Investors LP)

Stephen Rosenberg	Chairman of the Board
Jeffrey M. Baevsky	Manager
Drew C. Fletcher	Manager
Steven C. Lilly	Manager
Deborah A. Wilson	Manager
Robert K. Jacobsen	Manager
Alfonso Costa Jr.	Manager

Corporate Officers:
Kenneth C. Rogozinski	Chief Executive Officer
Eric R. Nielsen	Interim Chief Financial Officer

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